UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts 01702
(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 431-2313

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to the Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2023, Arch Therapeutics, Inc. (the “Company”) filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada (the “Certificate of Change”), which effected, at 5:00 p.m. Eastern Time on January 17, 2023, a one-for-two-hundred (1:200) reverse stock split (the “Reverse Stock Split”) of both the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), and authorized shares of Common Stock. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 03939W 208. The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on the OTCQB under the symbol “ARTHD” when the market opens on January 18, 2023.

The Reverse Stock Split was implemented by the Company in connection with its application to uplist the Common Stock to a national exchange. The Reverse Stock Split is intended to fulfill the stock price requirements for initial listing on a national exchange.

As a result of the Reverse Stock Split, every two hundred (200) shares of Common Stock issued and outstanding was combined into one (1) share of Common Stock, with a proportionate 1:200 reduction in the Company’s authorized Common Stock. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split.  Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole post-Reverse Stock Split share and no stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split did not change the par value of the Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including preferred stock, stock options, restricted stock units, and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

On August 15, 2022, the Board of Directors of the Company (the “Board”) approved and authorized the Reverse Stock Split, subject to stockholder approval. On September 29, 2022, the Company’s stockholders approved the Reverse Stock Split and granted the Board discretionary authority to select a ratio for the split ranging from one-for-one-hundred (1:100) to one-for-two-hundred (1:200). On January 9, 2023, the Board approved the Reverse Stock Split at a ratio of 1-for-200 and the increase in authorized shares of Common Stock by 300% as described below.

On January 13, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Nevada to increase the number of authorized shares of Common stock from 4,000,000 shares to 12,000,000 shares. The increase in the number of authorized shares was approved by the Company’s stockholders on September 29, 2022.

The foregoing descriptions of the Certificate of Change and the Certificate of Amendment are summaries of the material terms thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Change and the Certificate of Amendment, which are filed with this report as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

3.1	Certificate of Change of Articles of Incorporation, as amended, of Arch Therapeutics, Inc., effective January 17, 2023.
3.2	Certificate of Amendment of Articles of Incorporation, as amended, of Arch Therapeutics, Inc., effective January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Date: January 17, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer